Exhibit 99.1

Contacts: Carl J. Crosetto GSC Group 212-884-6192 Michael H. Yip GSC Group 212-884-6216

GSC Investment Corp. Announces Second Quarter 2009 Financial Results
__________________________________________

NEW YORK, October 14, 2008 – GSC Investment Corp. (NYSE:GNV), a business development company, today announced results for the second quarter ended August 31, 2008.

Second Quarter 2009 Highlights

•	Net investment income of $3.5 million or $0.42 per share

•	Declared regular dividend of $0.39 per share

•	Net asset value of $11.05 per share

Operating Results

For the quarter ended August 31, 2008, GSC Investment Corp. reported net investment income of $3.5 million or $0.42 per share for the quarter.  Net investment income was offset by a net loss on investments of $6.0 million or $0.73 per share, resulting in a net decrease in net assets resulting from operations of $2.6 million or $0.31 per share for the quarter.  Net asset value was $11.05 per share as of August 31, 2008.

“While we are disappointed by the unrealized losses in the portfolio, it is a testament to the fundamental strength of our strategy that, in the midst of unprecedented price declines and illiquidity in the corporate debt market, we were able to fully support our quarterly dividend of $0.39 per share out of net investment income,” said CEO Seth M. Katzenstein.

“We are mindful of the continued stress in the economy and have worked to diversify our investment portfolio to insulate it from credit events associated with any single company or industry,” said Mr. Katzenstein.  “And we continue to closely monitor the performance of all our portfolio companies.”

Portfolio and Investment Activity

As of August 31, 2008, the value of the Company’s investment portfolio was $153.8 million.  The overall portfolio composition consisted of 17.2% first lien term loans,

32.3% second lien term loans, 19.8% senior secured notes, 13.7% unsecured notes, 16.7% subordinated notes of GSCIC CLO and 0.3% equity/limited partnership interests.

The Company had one portfolio investment that was being accounted for on a non-accrual basis as a result of filing for bankruptcy during the quarter.  All other portfolio investments were performing.

During the second quarter, GSC Investment Corp. made four investments in an aggregate amount of $9.2 million consisting of $6.4 million in new portfolio companies and $2.8 million in existing portfolio companies.  For the quarter, the Company had $6.0 million in aggregate amount of exits and repayments, resulting in net investments of $3.2 million in aggregate amount.

“In today's challenging environment, we will continue to be selective and only pursue investments that are high in the capital structure and offer an attractive risk-adjusted return,” said Mr. Katzenstein.

As of August 31, 2008, the weighted average current yield on the Company’s first lien term loans, second lien term loans, senior secured notes, unsecured notes and the GSCIC CLO subordinated notes were 7.8%, 9.9%, 11.6% , 12.2% and 20.2%, respectively, which results in an aggregate weighted average current yield of 11.9%.

As of August 31, 2008, 42%, or $53.7 million, of the Company’s interest-bearing portfolio was fixed rate debt with a weighted average current coupon of 11.6% and 58%, or $74.1 million, of its interest-bearing portfolio was floating rate debt with a weighted average current spread of LIBOR plus 5.7%.

Liquidity and Capital Resources

As of August 31, 2008, the Company had $66.3 million in borrowings under its $100 million revolving credit facility.  Based on the fair value and characteristics of the pledged collateral, the facility had limited availability remaining.  The Company’s asset coverage ratio was 238%.

Dividend

On August 19, 2008, GSC Investment Corp. declared a first quarter dividend of $0.39 per share payable on September 15, 2008, to common shareholders of record on August 19, 2008.

2009 Second Quarter Conference Call/Webcast Information

When: Wednesday, October 15, 2008, 10:00 a.m. Eastern Time (ET)

Call: Interested parties may participate by dialing (877) 627-6590 (U.S. and Canada) or (719) 325-4852 (outside U.S. and Canada).

A replay of the call will be available from 1:00 p.m. ET on Wednesday, October 15, 2008 through midnight Wednesday, October 29, 2008 by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (outside U.S. and Canada), passcode for both replay numbers: 9618747.

Webcast: Interested parties may also access a simultaneous webcast of the call by going to http://ir.gscinvestmentcorp.com/events.cfm. A replay of the webcast will be available from 1:00 p.m. ET on Wednesday, October 15, 2008 through midnight Wednesday, November 5, 2008.

About GSC Investment Corp.

GSC Investment Corp. is a specialty finance company that invests primarily in leveraged loans and mezzanine debt issued by U.S. middle-market companies, high yield bonds and collateralized loan obligations. It has elected to be treated as a business development company under the Investment Company Act of 1940. The Company may also opportunistically invest in distressed debt, debt issued by non-middle market companies, and equity securities issued by middle and non-middle market companies. The Company draws upon the support and investment advice of its external manager, GSC Group, an alternative asset investment manager that focuses on complex, credit-driven strategies. GSC Investment Corp. is traded on the New York Stock Exchange under the symbol “GNV.”

GSC Investment Corp.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.gscinvestmentcorp.com.

Forward Looking Statements

Information provided in this press release, including valuation of certain of our investments, may contain statements relating to current expectations, estimates, forecasts and projections about future events that are forward-looking statements.  These forward-looking statements generally relate to GSC Investment Corp.’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties.  For a discussion of such risks and uncertainties, see “Note About Forward-Looking Statements” included in the Company’s 10-Q which has been filed with the U.S. Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and GSC Investment Corp. undertakes no obligation to update or revise the forward-looking statements, whether as a result of the new information, future events or otherwise.

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GSC Investment Corp.

Consolidated Balance Sheets

	As of
	August 31, 2008	February 29, 2008
	(unaudited)
ASSETS

Investments at fair value
Non-control/non-affiliate investments (amortized cost of $150,104,717 and $162,888,724, respectively)	$127,857,819	$143,745,269
Control investments (amortized cost of $30,000,000 and $30,000,000, respectively)	25,899,553	29,075,299
Affiliate investments (amortized cost of $0 and $0, respectively)	16,233	16,233
Total investments at fair value (amortized cost of $180,104,717 and $192,888,724, respectively)	153,773,605	172,836,801
Cash and cash equivalents	4,858,988	1,072,641
Cash and cash equivalents, securitization accounts	6,264,386	14,580,973
Outstanding interest rate cap at fair value (cost of $131,000 and $131,000, respectively)	48,408	76,734
Interest receivable	2,885,148	2,355,122
Due from manager	-	940,903
Deferred credit facility financing costs, net	634,337	723,231
Management fee receivable	229,736	215,914
Other assets	135,050	39,349

Total assets	$168,829,658	$192,841,668

LIABILITIES
Revolving credit facility	$66,250,000	$78,450,000
Payable for unsettled trades	4,667,738	11,329,150
Dividend payable	3,233,640	3,233,640
Management and incentive fees payable	2,008,875	943,061
Accounts payable and accrued expenses	821,626	713,422
Interest and credit facility fees payable	198,210	292,307
Due to manager	3,982	11,048
Total liabilities	$77,184,071	$94,972,628

STOCKHOLDERS' EQUITY
Common stock, par value $.0001 per share, 100,000,000 common shares
authorized, 8,291,384 and 8,291,384 common shares issued and outstanding, respectively	829	829
Capital in excess of par value	116,218,966	116,218,966
Accumulated undistributed net investment income	639,002	455,576
Accumulated undistributed net realized gain from investments and derivatives	1,200,493	1,299,858
Net unrealized depreciation on investments and derivatives	(26,413,703)	(20,106,189)
Total stockholders' equity	91,645,587	97,869,040

Total liabilities and stockholders' equity	$168,829,658	$192,841,668

NET ASSET VALUE PER SHARE	$11.05	$11.80

GSC Investment Corp.

Consolidated Statement of Operations

	For the three months ended August 31		For the six months ended August 31
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-Control/Non-Affiliate investments	$4,144,437	$5,725,983	$8,603,561	$9,406,828
Control investments	1,111,003	-	1,746,389	-
Total interest income	5,255,440	5,725,983	10,349,950	9,406,828
Interest from cash and cash equivalents	36,008	154,946	102,697	175,997
Management fee income	489,148	-	1,011,887	383,562
Other income	54,279	695	82,494	17,298
Total investment income	5,834,875	5,881,624	11,547,028	9,983,685

EXPENSES
Interest and credit facility financing expenses	623,611	1,450,870	1,456,809	2,171,635
Base management fees	705,532	918,157	1,454,031	1,278,645
Professional fees	315,130	321,678	660,589	864,294
Administrator expenses	260,946	-	509,344	-
Incentive management fees	407,027	(18,546)	747,134	340,822
Insurance	177,162	157,388	344,648	275,429
Directors fees	73,276	82,750	139,885	178,840
General & administrative	77,904	130,213	142,941	175,905
Cost of acquiring management contract	-	-	-	144,000
Organizational expense	-	-	-	22,868
Expenses before manager expense waiver and reimbursement	2,640,588	3,042,510	5,455,381	5,452,438
Expense reimbursement	(260,946)	(317,676)	(559,059)	(583,442)
Total expenses net of expense waiver and reimbursement	2,379,642	2,724,834	4,896,322	4,868,996

NET INVESTMENT INCOME	3,455,233	3,156,790	6,650,706	5,114,689

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	173,681	424,187	(129,819)	1,445,255
Net realized gain from derivatives	14,364	-	30,454	-
Net unrealized depreciation on investments	(6,194,371)	(4,369,060)	(6,279,188)	(3,618,259)
Net unrealized appreciation/(depreciation) on derivatives	(16,328)	5,973	(28,326)	(44,047)
Net loss on investments	(6,022,654)	(3,938,900)	(6,406,879)	(2,217,051)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(2,567,421)	$(782,110)	$243,827	$2,897,638

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(0.31)	$(0.09)	$0.03	$0.37

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	8,291,384	8,291,384	8,291,384	7,938,438